Exhibit 3.1

                     FIRST LIBERTY BANK CORP.

                            RESTATED
                    ARTICLES OF INCORPORATION

          FIRST.  The name of the Corporation is First Liberty
Bank Corp.

          SECOND. The location and post office address of its registered office in this Commonwealth is 645 Washington Avenue, Jermyn, Pennsylvania 18433.

          THIRD. The Corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under such Act.

          FOURTH. The term of the Corporation's existence is perpetual.

          FIFTH. The aggregate number of shares of capital stock that the Corporation shall have authority to issue is forty million (40,000,000) shares of common stock, $.3125 par value per share ("Common Stock"). [On October 15, 1999,], each share of the Corporation's common stock, $1.25 par value per share, issued and outstanding at [such date] shall be automatically changed and converted into four (4) shares of the Corporation's Common Stock, $.3125 par value per share. The issuance of shares of Common Stock by the Corporation, or securities convertible into shares of Common Stock, for cash consideration shall require the affirmative vote of 80% of the total number of directors then in office (rounding up to the nearest whole number); provided, however, that this voting requirement shall not apply to the issuance of shares of Common Stock pursuant to any employee benefit or similar plan of the Corporation, including stock options.

          SIXTH: The directors of the Corporation shall be divided into three classes: Class I, Class II, and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office it shall not be increased during that term, except by (i) a vote of 80% of the total number of directors then in office (rounding up to the nearest whole number) at any time on or prior to January 1, 2004 or (ii) a vote of 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number) at any time after January 1, 2004. Except for the Board of Directors to be effective upon the filing of these Restated Articles of Incorporation as provided for in this ARTICLE SIXTH, the term of office of each Class shall be three (3) years; provided, however, that the term of office of the initial Class I directors shall expire at the annual election of directors by the shareholders of the Corporation in 1999; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 2000; and the term of office of the initial Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 1998, so that, after the expiration of each such initial term, the terms of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election of directors of the Corporation held during and after 1998, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed.

          The names and Class designations of the Board of Directors of the Corporation to be effective upon the filing of these Restated Articles of Incorporation, who shall sit until the first annual election of directors for the Class in which such directors are serving are as follows:

Class I (serving until the 1999 Annual Meeting of Shareholders)

Name

Kuzma Leschak, Jr.
I. Leo Moskowvitz
Garfield G. Thomas
Fred J. Gentile
Michael A. Barbetti
Norman E. Woodworth

Class II (serving until the 2000 Annual Meeting of Shareholders)

Name

William M. Davis
Peter A. Sabia
Edmund J. Biancharelli
Thomas G. Speicher
Steven R. Tokach
William K. Nasser, Jr.

Class III (serving until the 1998 Annual Meeting of
Shareholders)

Name

David M. Epstein
Robert T. Kelly
Harold T. McGovern
Harold S. Kaplan
Joseph P. Coviello

          SEVENTH: Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in his name on the books of the Corporation.
Shareholders shall not be entitled to cumulate votes for the election of directors.

          EIGHTH: The management, control and government of the Corporation shall be vested in a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members in number, as fixed by the Board of Directors of the Corporation from time to time.

          NINTH: The affirmative vote of both directors and shareholders of the Corporation as set forth in this ARTICLE
NINTH shall be required to approve any of the following (each a "Transaction"):

                   (a)  any merger or consolidation of the
Corporation with or into any other corporation or any division involving the Corporation;

                   (b)  any share exchange in which a
corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

                   (c)  any sale, lease, exchange or other
transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity;

                   (d)  a liquidation or dissolution involving
the Corporation; or

                   (e)  any transaction similar to, or having
similar effect as, any of the foregoing transactions.

     In the event of any proposed Transaction, then the following voting requirements shall apply during the following applicable time periods: (A) on or before January 1, 2004, the affirmative vote of both (i) 80% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 80% of the total votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class shall be required to approve any Transaction; and (B) after January 1, 2004, the affirmative vote of both (i) 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 66-2/3% of the total votes which all shareholders are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class shall be required to approve any Transaction.

     The provisions of this ARTICLE NINTH shall not apply to
(A) any Transaction occurring prior to January 1, 2004 in which
(i) members of the Corporation's Board of Directors immediately prior to the Transaction continue to constitute at least a majority of the Board of Directors of the resulting or surviving corporation upon completion thereof and (ii) shareholders of the Corporation immediately prior to the Transaction continue to own at least a majority of the outstanding voting securities or interests of the resulting or surviving corporation outstanding upon completion thereof provided the transaction is approved by both (i) 80% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 66-2/3% of the total vote which all shareholders are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class or
(B) any Transaction approved in advance by the unanimous vote of all directors of the Corporation then in office.

     An affirmative vote as provided in the foregoing provisions shall be in addition to any vote of the shareholders otherwise required by law.

     The Board of Directors of the Corporation shall have the power and duty to determine, for purposes of this ARTICLE NINTH, if any transaction is similar to, or has a similar effect as, any of the Transactions identified above in this ARTICLE NINTH. Any such determination shall be conclusive and binding for all purposes of this ARTICLE NINTH.

     TENTH: No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied.

     ELEVENTH: Except as otherwise specially required by the Bylaws of the Corporation, the authority to make, amend, alter, change or repeal the bylaws of the Corporation is hereby expressly and solely granted to and vested in the Board of Directors of the Corporation by a vote of 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number), subject always to the power of the shareholders to make, amend, alter, change or repeal the bylaws of the Corporation by the following votes during the following time periods: (A) on or before January 1, 2004, the affirmative vote of 80% of the total votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class; and (B) after January 1, 2004, the affirmative vote of 66-2/3% of the total votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class.

     TWELFTH:

               (a) The provisions of Subchapter E (relating to Control Transactions), Chapter 25 of Title 15, known as the Associations Code of the Commonwealth of Pennsylvania, or any amendment or restatement of such Subchapter, shall not apply to the Corporation.

               (b) If any corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, such corporation, person, entity or group shall within 30 days thereafter offer to purchase all shares of capital stock of the Corporation, issued, outstanding and entitled to vote. Such offer to purchase shall be at a price per share equal to the higher of (a) the highest price paid for a share of the respective class or series of capital stock of the Corporation purchased by such corporation, person, entity or group within the preceding twelve months or (b), if the Board of Directors so elects, the fair market value of a share of the Corporation's outstanding capital stock, determined in writing by an investment banking firm selected by the Board of Directors and experienced in the valuation of financial institutions, as of the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, including an increment representing a proportion of any value payable for acquisition of control of the Corporation. Such offer shall provide that the purchase price for such shares shall be payable in cash. The provisions of this Article Twelfth shall not apply if 80% or more of the total number of directors then in office (rounding up to the nearest whole number) approve in advance the acquisition of beneficial ownership by such corporation, person, entity or group of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation.

          THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in ARTICLES SIXTH, SEVENTH, and EIGHTH of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of shareholders of the Corporation entitled to cast at least 66-2/3% of all votes which shareholders of the Corporation are then entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class, or (b) the affirmative vote of 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number) and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of all votes which shareholders of the Corporation are then entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class; and further provided, that the provisions set forth in this ARTICLE THIRTEENTH and in ARTICLES EIGHTH, NINTH, TENTH, ELEVENTH and TWELFTH of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by the following votes during the following time periods: (A) on or before January 1, 2004, the affirmative vote of both (i) 80% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 80% of the total votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class; and (B) after January 1, 2004, the affirmative vote of both (i) 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 66-2/3% of the total votes which all shareholders are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class.